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                                 EXHIBIT 5.1

                  OPINION OF SILVER, FREEDMAN & TAFF, L.L.P.
                 WITH RESPECT TO LEGALITY OF THE CERTIFICATES
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                                January 2, 1997



Bay View Securitization Corporation
2121 South El Camino Real
San Mateo, California 94403

     Re:  Bay View Auto Trusts -- Registration No. 333-16233
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Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-3 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), regarding the issuance by Bay View Securitization Corporation (the "Corporation"), as originator of asset-backed certificates by Bay View Auto Trusts (the "Trusts"), of Automobile Receivable Pass-Through Certificates to be issued by the Trusts (the "Certificates"). We have examined such corporate records, certificates and other documents, and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, we advise you that, in our opinion, when (i) the Registration Statement on Form S-3 filed by the Corporation with respect to the Trusts shall have become effective under the Act; (ii) the applicable Prospectus Supplement has been prepared, completed, filed and delivered in accordance with the Act; (iii) pricing and similar terms in the applicable Pooling and Servicing Agreement (each, an "Agreement") between the Corporation, as depositor, California Thrift & Loan, as servicer, and Bankers Trust Company, as Trustee ("Trustee") have been appropriately completed and the applicable Agreement has been duly executed and delivered; and (iv) the Certificates shall have been executed, authenticated, issued and delivered by the Trustee under the applicable Agreement and sold in accordance with the terms set forth in the applicable form of Underwriting Agreement between the Corporation, Bay View Capital Corporation, California Thrift & Loan and the applicable underwriter or underwriters, relating to the Certificates, the Certificates will be validly issued, fully paid and non-assessable and will be entitled to the benefits afforded by the Agreement under which they are issued.


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Bay View Securitization Corporation
Date
Page 2



     The foregoing is limited to the application of the internal laws of the States of California and New York and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction, provided, that as to matters governed by the laws of the State of California, we have relied upon the opinion of Robert J. Flax, Esquire dated January 2, 1997.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /s/ Silver, Freedman & Taff, L.L.P.

                                       Silver, Freedman & Taff, LLP